Exhibit 10.D.02

JOINT DISTRIBUTION AGREEMENT

This Agreement is effective the 1st. day of September, 2006, by and between OPTICON SYSTEMS INC, a Delaware Company, hereinafter called "OPTICON. and ANRITSU CORPORATION (JAPAN) hereinafter called "ANRITSU".

Whereas. OPTICON is a manufacturer, developer and vendor of certain software that maps the physical location of components within a telecommunications network (the "OptiCon" software); and

Whereas, ANRITSU is a manufacturer, developer and vendor of a remote test unit that tests the integrity of a telecommunications network (the "RTU'') and software which controls, monitors, and integrates with the RTU (the "Questfiber" software); and

Whereas, the parties have developed an interface between the OptiCon software and the RTU and Questfiber software that enables end-users to among other things, determine the physical location of malfunctions within a telecommunications network; and

Whereas, the parties wish to enter into an agreement whereby each party will be granted the non-exclusive right to sell to its respective end-user customers a remote fiber test system that win be comprised in part or in whole of the RTU, the Questfiber software, and the Opticon software, together with any ancillary equipment as may be mutually agreed upon by the parties (collectively the "RFTS); and

Whereas, the parties desire to maximize sales of the RFTS, and consequently the sale of their own individual products, by focusing their respective sales and marketing efforts on their existing end-user customers and new customers as may be identified during the term of this Agreement; and

Whereas, to foster further efforts to increase RFTS sales, the parties by this agreement desire to collaborate in good faith with each other with respect to the sale and marketing of the RFTS;

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

I NON-EXCLUSIVE DISTRIBUTION RIGHTS

1.1 ANRITSU GRANT TO OPTICON. ANRITSU hereby grants to OPTICON the non-exclusive right to market distribute, export, and sell the ANRITSU products set forth in the attached Exhibit A (the "Contractual Products) to the customers set forth in the attached Exhibit c.

1.2 OPTICON CABLE SYSTEM GRANT TO ANRITSU. OPTICON hereby grants to ANRITSU the non-exclusive right to market, distribute, export, and sell the OPTICON products set forth in the attached Exhibit A (the "Contractual Products”) to the customers set forth in the attached Exhibit B.

1.3 ADDITION TO CONTRACTUAL PRODUCTS. New products may be added to Exhibit A from time to time upon the mutual agreement of the parties; and after an amended Exhibit A is executed by duly authorized representatives of both parties, those products will become Contractual Products.

1.4 EXCLUSIVITY. Both parties agree not to sell, promote or distribute any third party products that are competitive with the Contractua1 Products directly manufactured by a party to the extent such products are to be used in an integrated RFTS. For purposes of this c1ause 1.4 only, "Contractual Products" shall be restricted to mean only those products that are manufactured directly by one of the parties. Accordingly, although a product manufactured by a third party may be listed as a Contractual Product on Exhibit A hereto, either party remains free to obtain this product from whatever source they deem appropriate and may further resell this product as part of an integrated RFTS.

II OBLJGATIONS OF PARTIES

2.1 In addition to any other obligations or undertakings set forth herein, both parties agree to:

(a)	exert reasonable commercial efforts to promote the sale of Contractual Products (as part of a RFTS) to their respective customers as set forth in Exhibits B and C;

(b)	employ sufficient competent and qualified personnel to carry out their obligations under this Agreement;

(c)	provide and maintain technical and other services adequate to support fully the distribution and sales of the Contractual Products;

(d)
provide each other, in writing, each month a ninety (90) day rolling forecast showing the Contractual Products required in each month during the forecast period; provided that such forecasts shall not constitute binding obligations on either party to sell or purchase the Contractual Products set forth in such forecasts;

(e)	make all payments to each other in a complete and 1bnely manner;

(f)	promptly investigate and .report to each other any complaints, problems or claims related to the Contractual Products;

2

(g)
provide, free of charge, at a mutually convenient location in the U.S., product training of the other's personnel to the extent then available; provided, however, that each party shall be responsible for all expenses incurred by its own personnel who may participate in the training;

(h)
furnish to each other, free of charge, available product lists and other sales supporting information such as test data, installation instructions, and advertising material such as descriptive literature, advertising master copies and photos. During the term of this Agreement and subject to recall at any time, both parties are entitled, but not obligated, to use in advertisements for Contractual Products both the OPTICON and ANRITSU trademarks under due observation of the guidelines and patterns of both parties and in a form approved of by both parties beforehand. Both parties will strictly observe the guidelines and roles with respect to the appearance and manner of use of the OPTICON and ANRITSU trademark and trade names. Both parties acknowledge the validity of the other party's trademark and trade name and agree than any and all rights based on use thereof shall inure to the sole benefit of the owner. Except as expressly set forth in this Agreement, neither party shall make use of the other party’s trademark and trade name.

III ORDER PROCEDURES, PRICES AND TERMS OF SALE

3.1 This Agreement does not obligate either party to purchase any volume of Contractual Products. In the event a party desires to purchase Contractual Products, it shall submit to the other a purchase order specifying the quantities of Contractual Products required and a requested delivery date. The party receiving the purchase order shall acknowledge the same within five (5) business days of receipt and shall note any exceptions regarding delivery dates and quantities ordered. All purchases of Contractual Products shall be upon the terms and conditions of sale set forth in the attached Exhibit D; conflicting or additional terms provided in any purchase order, order acknowledgement, or other document exchanged between the parties shall be of no effect unless specifically accepted in writing by a duly authorized represent1tive of both parties.

3.2 PRICING. Both parties shall be solely responsible for establishing the resale pricing of Contractual Products to their respective customers. The prices each party shall charge the other for its respective Contractual Products are set forth in the attached Exhibit A. Each party may change these prices in its sole discretion; provided, however, that any price increase shall not be effective for a period of ninety (90) days following written notification of the price increase. Each party warrants that the prices charged to the other for Contractual Products are no less favorable than the prices extended to any other customer purchasing Contractual Products in similar quantities under like circumstances.

IV CHANNEL CONFLICTS

4.1 In order to induce the other to devote the resources necessary to vigorously promote and sell Contractual Products, the parties agree to use commercially reasonable efforts to minimize channel conflicts. To that end, it is agreed that ANRITSU shall have primary responsible for selling Contractual Products (as pan of a RFTS) to the customers identified in Exhibit B. In the event that OPTICON receives a sale inquiry for Contractual Products (as part of a RFTS) from any customer listed on Exhibit B. it shall promptly refer such customer to ANRITSU and shall further notify ANRITSU of the sale opportunity. Similarly, it is agreed that OPTICON shall have primary responsible for selling Contractual Products (as part of a RFTS) to the customers identified in Exhibit C. In the event that ANRITSU receives a sale inquiry for Contractual Products (as part of a RFTS) from any customer listed on Exhibit C, it shall promptly refer such Customer to OPTICON and shall further notify OPTICON of the sale opportunity.

4.1.1 Any breach of the policy stated in 4.1 above will be considered a serious matter by both OPTICON and ANRITSU. Once reported in writing by either party to the other. the alleged offending party shall have (10) working days to offer in writing reasons why said reporting is not considered a violation or a fair and equitable mitigation of damages suffered by the offended party. Any violation by either party will be at the offended party’s election, just cause for immediate termination of this Con1raCt by the offended party.

4.2 It is anticipated that during the term of this Agreement the parties will identify new potential customers who are not previously set forth m the attached Exhibits B and C. The parties agree to mutually maintain a database of these potential new customers. In the event that a party enters a potential new customer on the database, that party shall have primary responsibility for making sales of Contractual Products (as part of a RFTS) to that customer, and the provision set forth above in Article 4.1 shall apply. Every six (6) months during the terms of this Agreement the parties shall update Exhibits B and C using the information previously stored in the database.

4.3 The parties agree and acknowledge that the customers identified in Exhibits B and C may desire to obtain continued maintenance and support for software supplied to the customers as part of the integrated RFI'S. To this end, these customers may desire to obtain these additional services directly from the manufacturer of the relevant software, even if that manufacturer does not have primary responsibility for selling Contractual Products to the customer. The parties agree that in such cases the manufacturer of the software may deal directly with the customer for such maintenance and support services without being in violation of this Agreement.

V EXPIRATION, RENEWAL AND TERMINATION

5.1 This Agreement will begin on ~ and be in effect twelve months thereafter. However, unless either Party notifies the other party in writing at least ninety (90) days prior to the expiration date, that the Agreement will not be renewed, the term shall automatically extend for consecutive one year periods until notice of non- renewal is given or until the Agreement is terminated pursuant to the provisions below.

VI  ADMINISTRATION OF WARRANTY CLAIMS

6.1 Both parties shall pass on to their respective customers the warranty and other terms and conditions of sale offered by the party producing or manufacturing the Contractual Products. The party offering the warranty shall be responsible for all repairs and warranty claims, and shaI1 fully defend and hold hann1ess the other party for all claims by customers for violations of said warranty, including any warranty regarding patents or other inteJ1cctua1 property.

VII CONFIDENTIALITY

7.1 The parties acknowledge that in the course of performing their obligations under this Agreement each party (the ''Disclosing party”) may disclose to the other (the "Recipient” information relating to its business or its subsidiaries' businesses. service offerings, operations, technology, customer lists, customer profiles, business plans, business practices, prices, products and other information. To be considered as Confidential Information subject to the protections in this Agreement, such information must be clearly designated, labeled or marked as confidential ("Confidential Information”). Confidential Information that is disclosed orally shall be identified as such at the time of disclosure and shall be confirmed in writing by the Disclosing Party within thirty (30) days after each disclosure by providing written notice of the same to the other Party.

7.2 It is acknowledged by the parties that a party intended to be the recipient of the Confidential Information will, prior to the disclosure by the other party, be afforded a reasonable opportunity to accept or decline receiving such Confidential Information and the confidentiality undertakings set forth herein shall not apply with respect to information disclosed after a party bas elected not to receive such information. For purposes of this Agreement, OPTICON hereby gives ANRITSU notice that it has elected NOT to receive from ANRITSU any information related to the manufacture, composition and/or design of fiber optic cable and related hardware and equipment.

7.3 Bach Recipient agrees that in order to protect the Confidentia11nformation of the Disclosing Party:

(a) it will only disclose the Confidential Information to its officers, directors, employees, affiliate agents, represen1atives, equity owners, and advisors (collectively "Related Persons") who are permitted to receive it under U.S. law and who actively need to review such Confidential Information in connection with this Agreement (it being understood that such Related Persons shall be informed by the Recipient of the confidential nature of such information and sba1l be directed by the Recipient to treat such information confidentially);

(b) it and its Related Persons will maintain the confidentiality of the Confidential Information:

(c) it and its Related Persons will use Confidential Information solely in connection with performing the Recipients obligations under this Agreement and for no other purpose;

(d) and upon the Disclosing Party's written request, it and its Related Persons will immediately return all originals and copies of any Confidential Information and shall destroy al1 originals and copies of any notes, memoranda, summaries, analyses, ret1ections or derivatives, or other tangible materials (and destroy all electronic copies) created by it or its representatives related to the Confidential Information.

7.4 During the term of this Agreement and notwithstanding the other provisions of this Agreement, nothing received by the Recipient shall be construed as Confidential Information that (1) is now available or becomes available to the public without breach of this Agreement, (2) is released to the public in writing by the Disclosing Party. (3) is lawfully obtained from a third party without a confidentiality obligation to the Disclosing Party, (4) is known to the Recipient prior to receipt hereunder, or (5) is independently developed by the Recipient..

7.5 The duty to protect Confidential Information shall survive the termination or expiration of this Agreement for a period of two (2) years from the date of disclosure. Nothing in this Article shall be interpreted or construed to limit either party's right to perform or continue to perform its own independent research, development, manufacturing or marketing of any type of products or systems even if such research, development, manufacturing or marketing pertains to technology of the type that may be disclosed hereunder; provided, however, the foregoing sentence does not diminish the exclusivity provisions set forth in Article 1.4 of this Agreement.

VIII MISCELLANEOUS TERMS

7.1 FORCE MAJEURE. Neither party shall be held responsible for any delay or More in performance to the extent such fai1ure or delay is caused by tire, strikes, explosions, earthquakes, floods, acts of God or other causes beyond its reasonable control.

7.2 INTEGRATION CLAUSE. This Agreement contains the full understanding between the parties relating to the subject matter hereof, and no further modifications or amendments hereto sha11 be effective unless reduced to writing and executed by authorized representatives of CORNING and ANRITSU.

7.3 ASSIGNMENT. This Agreement is non-assignable and non-transfem1ble by either party without the prior written consent of the other party, except that either party may assign its interest in the Agreement to an affiliate, by written notice to the other party.

7.5 DISPUTE RESOLUTION. All controversy or claim arising from or relating to this Agreement or the breach thereof not otherwise settled by mutual agreement between the parties, shall be sctt1cd by arbitration in Utica, New York, U.S.A., administrated by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in force. The arbitrator shall have the power to issue restraining order, both temporary and permanent, upon the showing of appropriate facts by a party requesting such relief. Judgment on the award may be entered in any court having jurisdictions thereof. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles.

7.7 COMPLIANCE WITH LAWS. Each party warrants that in its performance of this Agreement it will comply with all applicable Federal, state and local laws and all applicable regulations, orders and other directives issued pursuant thereto. Each party shall indemnify and hold harmless the other for any expenses, damages, claims or losses it may incur as a result of the responsible party's failure to comply with any applicable taw, order or regulation.

7.8 LIMITATION OF LIABILITY: Neither party shall be liable, whether in contra~ warranty. failure of a remedy to achieve its intended or essential purposes, tort (including negligence), strict liability, indemnity or any other legal theory, for loss of use, revenue or profit or for the costs of capital or of substitute use or performance or for indirect, special, liquidated, incidental, or consequential damages, or for any other loss or cost of a similar type.

7.9 COUNTERPARTS: This Agreement may be executed by facsimile and simultaneously in one or more counterparts, each of which shall be deemed an origina1, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year set forth below.

By: /S/ John Marshall Batton	By: /S/ Luc Schoups
Signature
Name: John Marshall Batton	Name: Luc Schoups

Title: President	Title: ASR General Manager

Date: 8/21/2006	Date: 8/24/2006

EXIBIT A
CONTRACTUAL PRODUCTS USED IN RFTS (WITH PRICES)

ANRITSU Products and Prices Offered to OPTICON

MW-UXR-HW	MasterWatchTM UNIX Server: SUNBlade 2500 or equivalent
	(1GB RAM, 40 GB Storage, 19" color LCD monitor, Solaris 8
	or latest version) (Specification to change without notice)	$11.900.00
MW-XP-SVR-HW	MasterWatchTM Windows XP Server: Enterprise Class Pentium
	IV Server processors (3.OGhz). 2 GB RAM, 90GB storage. 19"
	color LCD monitor, Windows) (Specification to change without	$10,500.00
	notice\
MW-UX.SW	MasterWatchTM UNIX Software (2..lJser)	$20,650.00
MW-XP-SW	MasterWatchTM Windows XP Server Software (2.use"	$20,650.00
MW-CL-SU	MasterWatchTM Client License (Single-User)	$2.100.00
MW-CL-SU-MAP	MasterWatchTM Client License with mapping support (Single-User)	$3.500.00
MW-NT-ORACLE	ORACLE for Windows XP Server	$3,500.00
MW-UX-ORACLE	ORACLE for UNIX Server	$3,500.00
MW-SNMP	SNMP Option for MasterWatch1ll	$3 500.00
MW-JAVA-MAP	JAVA Mapping on 5etverwith Client Acce8s	$8.400.00
MW-MAP-DATA-US	JAVA Mapping data for the USA (required with JAVA MAP if in US)	$7,000.00
MW-MAP-DATA-XX	Java Mapping Data for country XX required with JAVA MAP if
	Outside US)	Call Factory
MW-WEB-SVR	MasterWatchTM Webserver module	$5,600.00
	MasterWatchTM Advanced Network Documentation
MW-NDS-SVR	MasterWatchTM OSP Network Documentation Server	Call Factory
MW-NDS-CL	MasterWatchTM OSP Network Documentation Client	call Factory
MW-NDS-CL-RO	MasterWatchTM OSP Network Documentation Client. Read
	OnIv	Call Factory
MW-NDS-ORACLE	MasterWatchTM OSP Network Documentation: Oracle
	Configuration	Can Factory
		$0.00
	MasterWatchTM Chassis and SW	$0.00
	Xx= powercord option US EU UK AU IT	$0.00
MW-RTUV-AC-XX	MasterWatchTM Remote Test Unit Chassis, AC power,	$5.250.00
MW.RTUV-DC	MasterWatchTM Remote Tm Unit Chassis, DC power	$5-250.00
MW-RTUV-SW	MasterWatchTM RTU Software (per RTU)	$1 050.00
	MasterWatchTM OTDR Module
	cPCI OTDR Module
MW-RTUV-OTDR.1335	MasterWatchTM OTDR Module 131Onm. 35dB Dynamic Range	$4,200.00
MW-RTUV-OTDR.1535	MasterWatchTM OTDR Module 155Onm. 35dB Dynamic Range	S4,480.00

MW-RTUV-OTDR-3535	MasterWatchTM OTDR Module 1310/1550nm, 35dB Dynamic
	Range	$5,040.00
MW-RTUV-OTDR-1340	MasterWatchTM OTDR Module 1310nm. 40dB Dynamic Range	$5 320.00
MW-RTUV-OTDR-1540	MasterWatchTM OTDR Module 15500m. 40dB Dynamic Range	$5.600.00
MW-RTUV-QTDR.,1640	MasterWatchTM OTDR Module 1625nm. 40dB Dynamic Range	$6,720.00
MW-RTUV-OTDR-3540	MasterWatchTM OTDR Module 131011550nm. 40c1B Dynamic
	Range	$5,600.00
MW-RTUV-OTDR-5640	MasterWatchTM OTDR Module 155D11625nm, 40cIB Dynamic
	Range	$8.400.00
MW-RTUV-OTDR-1343	MasterWatchTM TM OTDR Module 1310nm. 43dB Dynamic Range	$7,000.00
MW-RTUV-OTDR-1546	MHtIIWa1M OTDR Module 155Onm,4QdB Dynamic Range	$7,560.00
MW-RTUV-OTDR-3543	MasterWatchTM OTDR Module 1310/1550nm. dB
	Dynamic Range	$7 840.00
MW-RTUV-OTDR-1643	MasterWatchTM OTDR Modulo 1ezenm. 43db Dynamic Range	$8 708.00
MW-RTUV-QTDR-5843	MasterWatchTM OTDR Module 155011E125nm, 43dB Dynamic
	Range	$9.240.00
MW-RTUV.OTDR-1646	MasterWatchTM OTDR Module 1625nm, 45dB Dynamic Range	$9,240.00
-	Optical Test Access Unit (OTAU) options
	External OTAU
MN-OTAU7-WWXXY-	External OT,6.U where:
ZZ
	XX-Port Count
	XX = Connector t Type (FO, So, LO, IX (LXS)J
	Y"" Connector Polish (U--Standard, A=Angled)
	(ET E2000) Available at 10" Premium
	(FT F3000) Available at 20" P1emIum
	ZZ . Power Requirement AC or DC
	Note: 1%96 Port count only Available with IX.5 Connector.
MW-OTAU7-O4XXY-	4 Port External OTAU DC Power
DC		$4,760.00
MW.OTAU7-O8Y-	8 Port External OTAU DC Power
DC		$6 440.00
MW-OTAlJ7-12XXV-	12 Port External OTAU DC Power
DC		$7,980-00
MW-OTAU7-16XXY-	16 Port External OTAU DC Power
DC		$9,520.00
MW-QTAU7-24XXY-	24 Port External OTAU DC Power
DC		$13.020.00
MW-OTAU7-32XXY-	32 Port External OTAU DC Power	515.400.00
DC
MW-OTAU7-36XXY-	36 Port External OTAU DC Power
DC		$18,800.00
MW-OTAU7-48XXY-	48 Port External OTAU CC Power
DC		$18,200.00
MW-OTAU7-SOX:XV-	60 Port External OTAU CC Power
DC		$21 700.00
MW-OTAU7.72XXY.	72 Port External OTAU DC Power
DC		$25 200.00
MW-OTAUT-96XXY-	96 Port Ex1ema1 OTAU DC Power
DC		$31.600.00
MW-OTAU7-04XXY-	4 Port External OTAU AC Power
AC		$5.180.00
MW-OTAU7-O8XXY - DC	8 Port External OTAU AC Power
		$6.860.00

MW-OTAU7-12XXY.	12 Port External OTAU AC Power
AC		$8.400.00
MW.OTAU7-16XXY-	16 Port External OTAU AC Power
AC		$9,940.00
MW-OTAU7-24XXV.	24 Port External OTAU AC Power
AC		$13,440.00
MW-OTAU7-32XXY.	32 Port External OTAU AC Power
AC		$15.820.00
MW-OTAU7-38XXY.	36 Port External OTAU AC Power	517,220.00
AC
MW-OTAU7-48XXY-	48 Port Extetn8I OTAU AC Power
AC		$18,620.00
MN-OTAU7-60XXY-	BO Port External OTAU AC Power
AC		$22.120.00
MW-OTAU7-72XXY.	72 Port External OTAU AC Power
AC		125.620.00
MW-OTAUT-98XXY-	96 Port External OTAU AC Power
AC		$31 920.00
		$0.00
	Internal OTAU	$0.00
MW-OTAU8-XXYZZ	QUESTprobe Internal OTAU where:
	XX '" Connector Type: FC (up to 12 porl8), SC (up to 12 ports),
	LC, LX5(LX.S), ET (E2000) E3 (E3000) Y = Connector Polish
	(U--UPC, A=AngIed)
	(ET" E2000) Available at 10% Premium
	(FT F3OOO) AV8I7able at 20% Premium	$0.00
MW-OTAU8-XXY04	4 Port Internal OTAU	$4.235.00
MW-OTAUs.-XXY08	8 Port Internal OTAU	$5.390.00
MW-OTAU8-XXY12	12 Port Internal OTAU	$6,545.00
MW-OTAU8-XXY16	16 Port Internal OTAU	$7 700.00
MW-OTAU8-XXY24	24 Port Internal OTAU	$8.855.00
	Remote OTAU
MW-QTAU7-WWXXY-	Extemnal OTAU where:
ZZ.
	WW--Port Count
	XX = Connector Type (Fe, Sew LC, LX (LX5))
	Y '" Connector Polish (U—Standard. A=AngIed)
	(ET E2OOO) Available at 10% Premium
	(FT F3OOO) Available at 20 " Premium
	= r Requirement AC or DC
	Note: 1x96 Port count only Available With LXS Connector.
MW.OTAU7-D4XXY-	4 Port External OTAU DC Power
DC		$4,760.00
MW-OTAU7-08XXY-	8 Port External OTAU DC Power
DC		$8440.00
MW-OTAU7-12XXY-	12 Port External OTAU DC Power
DC		$7.990.00
MW-OTAU7-16XXY-	16 Port External OTAU DC Power
DC		$9.520.00
MW-OTAU7-24XXV-	24 Port External OTAU DC Power
DC		$13,020.00
MW-OTAU7-32XXY.	32 Port External OTAU DC Power
DC		$15,400.00
MW-OTAU7--36XXY.	38 Port External OTAU DC Power	$18,800.00
DC

MW.OTAU7-48XXY-	48 Port External OTAU DC Power
DC		$18,200.00
MW-OTAU7.60XXY-	60 Port External OTAU DC Power
DC		$21700.00
MW-OTAU7-72XXY-	72 Port External OTAU DC Power
DC		525.200.00
MW-OTAU7.96XXY-	96 Port External OTAU DC Power	$31.500.00
DC
UW.OTAU7.04XXY.	4 Port External OTAU AC Power
AC		$5,180.00
MW-OTAU7-OSXXY-	8 Port External OTAU AC Power
AC		$8,880.00
MN-OTAU7-12XXY.	12 Port External OTAU AC Power
AC		$8.400.00
MW-OTAU7-18XXY-	16 Port External OTAU AC Power
AC		$9.940.00
MW-OTAU7-24XXY.	24 Port External OTAU AC Power
AC		$13.440.00
MW-OTAU7-32XXY-	32 Port external OTAU AC Power
AC		$15.820.00
MW-OTAU7-.	36 Port External OTAU AC Power
AC		$17.220.00
MW-OTAU7-48XXY-	48 Port External OTAU AC Power
AC		$18.620.00
MW-OTAU7-60XXY-	60 Port external OTAU AC Power
AC		$22.120.00
MW-OTAU7-72XXY-	72 Port External OTAU AC Power
AC		$25.620.00
MW-OTAU7-98XXY-	96 Port External OTAU AC Power
AC		$31920.00
	Romote OTAu
MW.ROTAU7.	Remote OTAU Where:
WWXXY-ZZ	WW. Port Count
	XX" Connector Type (PC, So, LO, LX (LX.5))
	(ET E2OOO) Avm7able at 10% Premium
	(FT F3000) AVlilabl8 fit 20% Premium
	y = Connector Polish (S=Standard, A=Angled)
	ZZ Port Number
MW-ROTAU7-04XXY-	4 Part Remote OTAU, Serial Communication DC Power
DC		$5.460.00
MW-ROTAU7.08XXY-	8 Port Remote OTAU, Serial communication DC p
DC		$7,140.00
MW-ROTAU7-12XXY-	12 Port Remote OTAU, Serial Communication DC Power
DC		$8.680.00
MW-ROTAU7-16XXY-	18 Port Remote OTAU. Serial Communication DC Power
DC		$10 220.00
MW.ROTAU7.24XXY.	24 Port Remote OTAU, Serial Communication DC Power
DC		$13,720.00
MW-ROTAU7-32XXY.	32 Port Remote OTAU, Serial Communication DC Power
DC		$16 100.00
MW-ROTAU7-48XXY.	48 Port Remote OTAU. Serial Communication DC Power
DC		$18,900.00
MW-ROTAU7-04XX.V-	4 Port Remote OTAU. Serial Communication AC Power
AC		$5.880.00

MW-ROTAU7-O8XXY-	8 Port Remote OTAU. Serial Communication AC Power
AC		$7,660.00
MW-ROTAU7-12XXY-	12 Port Remote OTAU, Serial Communication AC Power	$9,100.00
AC
MW-ROTAU7.16XXY-	16 Port Remote OTAU. 8etia1 Communication AC Power	$10640.00
AC
MW-ROTAU7-24XXY-	24 Port Remote OTAU. Serial Communication AC Power	$14,140.00
AC
MW.ROTAU7-32XXY-	32 Port Remote OTAU. SeI1aI Communication AC Power	$16,520.00
AC
MW-ROTAU7-48XXY-	48 Port Remote OTAU, Serial Communication AC Power	$19.320.00
AC
	MasterWatchTM Local Ace.. MtJdul8
MW.LAM.DC	MasterWatchTM Local Access Module DC power, Display and
	Keyboard	$2.460.00
MW-LAM-AC	MasterWatchTM Local Access Module AC power, Display and	$2.450.00
	Keyboard
MW-ACPWR-US	US/Japanese Power Cable	$7.00
MW-ACPWR-EU	European Power Cable	$7.00
MW-ACPWR-UK	UK Power Gable	$7.00
MW-ACPWR-SW	Swiss Power Cable	$7.00
MW-ACPWR-IT	Italian Power Cable	$7.00
MW-ACFWR-AU	Australian Power Cable	$7.00
		$0.00
	MasterWatchTM Fiber Modem	$0.00
MW-FBRMDM-1PXA	Single Fibermodem for RTU	$2 196.60
MW-F9RMDM-1PXB	Single Fiber Modem far Remote OTAU	52.222.50
MW-F8RMDM-2PXA	Dual Fibermodem for RTU	$3,351.80
MW-FBRMDM-2PXB	Dual Fiber Modem for Remote OTAU	$3,388.00
MW-F9RMDM-3PXA	Triple Fibermodem for RTU	$4.812.50
MW-FBRMDM-3PXB	Triple Fiber Modem for Remote OTAU	$4.868.50
MW-FBRMDPXA	Quad Fibermodem for RTU	$5.957.00
MW-FeRMDM-4PXB	Quad Fiber Modem for Remote OTAU	S6 031.90
		$0.00
	MasterWatchTM l WDM ComDOnents
WDM-W-XX-VYZ	WDM Whem:
	W = Bare Component FU$/On Spliced (8$), Sa", Component
	Connectorized (Be), Single in Cassette (CS), Dual In Cassette
	(CD), Inverted WDM Fu8Jon 6pIic8d (IS1, 1nverl.sfJ WDM
	Connectorized (/C) or Bypass Cassette (CB)
	XX" OTDR Wavelength: 1310 (13), 1560 (16) or 1626 (16)
	YY .. Connector type: NO (no connector. Fe, SC, LC, LX
	(LX.5), ET (E2ODO)
	Z .. N (no connector), UPC (U) or APC (A)
		$0.00
WDM-BS-XX-VYZ	Single WDM. Bare Component. Fusion Splicing	$700.00
WDM-IS-XX-VYZ	Bypass: Inverted WDM Bare Component. Fusion Splicing	$700.00
WOM-BC-XX-VYZ	Single WDMI Bare Component Connectorized	$700.00
WDM-IC-XX-VYZ	Bypass: Inverted WDM Bare Component Connectorized	$700.00
WDM-CS-XX-VYZ	Single WDM in cassette	$770.00
WDM-CD-X)(-YYZ	Dual WCM In Cassette	$1.470.00
WDM-CB-XX-VYZ	Bypass: WDM and Inverted WDM In Cassette	$1,470.00

		$0.00
	MasterWatchTM Fi,tar ComDOnenla	$0.00
FIL-W-XX-VYZ	Filter Where:
	W"" Sa,. Component Fusion Spliced (88). Bare Component
	Connectorized (Be), Single in Cassette (CS), Dual in Casatte
	(CD). or Triple in Cassette (CT)
	Bare Component Connectorized: Male/Female (MF),
	FemalelFemale (FF)
	XX = 131Dnm (13). 1S5Dnm (15) 01' 1625nm (1S) - B1ot:k
	Wavelength
	VY= Connector type: NO (no connector), FC, SC, LC, LX
	(LX.S). ET (E20Q0)
	Z'" N (no connector). UPC (U) or APC (A)	$0.00
FIL-BS-XX-VYZ	Single Filter, Bare Component, Fusion Splicing	$665.00
FIL-BC-XX-VYZ	Single Filter. Bare Component, Connectorized (Male/MaIe)	$665.00
FIL-MF-XX-YVZ	Single Filter. Connector Embedded. Male/Female	$665.00
FIL-FF--XX- YYZ	Single Filter, Connector Embedded, Fernale/Female	$665.00
FIL-CS-XX-VYZ	Single Filter in Cassette	$735.00
PIL-CD-XX-VYZ	Dual Filter in Cassette	$1400.00
FIL-CT -XX-YYZ	Triple Filter in Cassette	$2.030.00

	MasterWatchTM - Accessories	$0.00
MW-SHELF-12	Mounting shelf for up to 12 cassettes	$210.00
MWCABLEMGMT-19	Cable Management for 19- racks	$105.00
MW-CABLEMGMT-23	CabIe Management for 23" R1Ck8	$1.OO

MW-PCORD-XX-YY-Z	PatchcoId where:
	XX II Connector type: Fe. SC. LC. LX (l.X.5). ET (E2000)
	YY" Connec1ortype: Fe, SC, LC, LX (LX.6), ET (E2OOO)
	Z '" Length of Patchcord (standard 3m, 6m or 9m)	$0-00
MW-PCORD-XX-YY-3	3 meter patchcord with 'XX- VV connectors	$56.00
MW-PCORD-XX-YV-6	6 meter patchcord with XX-VY connectors	$63.00
MW-PCORD-XX-VY-9	9 meter patchcord with xx- YV connectors	$70.00
		$0.00
	Services
MW-WWARRANTY	Hardware Warranty. 12 month coverage of all installed
	hardware after first year
		6% Of List Price
		Hardware Total
MW-SLA-STANDARD	Service Level Agreement - Standard Support
	Includes: 12 month coverage. 8/5 technical phone support	4% of System
		Cost
MW-SW-	Software Maintenance
MAINTENANCE	Includes: 12 month coverage. RTU and Server software	12% Of Software
	updates as available	Total
MW-OTAU-REPAIR	OTAU Repair. charge not including shipping	Call Factory
MW-RTU-REPAIR	RTU Repair. charges not Including shipping	Call Factory
MW-OP-MOD-CAL	Optical Module Calibration. not Including shipping charges	Call Factory
MW-DB-POP	Database Population. charges per day not including T&L	$1.050.00

MW-ENG-SERVICES	Engineering Services, per day, not including travel
		$1,260.00
MW-ON-SITE-SUPPORT	On-site support, per day, not including travel	$1.050.00
MW-INSTALL-SERV	Installation services, per day, not including travel	$1.050.00
MW-TRAIN-USER	MasterWatchTM. User Training - 10 people, 2 days	$3.150.00
MW-TRAIN-ADMIN	MasterWatchTM. Administrator Training - 3 people, 2 days	$3,150.00
MW-TRAIN-INSTALL	MasterWatchTM. Installation Training - 10 people, 2 days	$3,150.00
MW-TSC-INSTALL	Installation of the Test System Controller	$2,800.00
MW-RTU-INSTALL	Installation of the Remote Test Units, Cost is on a per site basis.	$1,400.00
MW-WED-INSTALL	Installation of WDMs and Optical filters, Cost is on a per component basis.	$140.00
MW-PROJ-MAN	RFTS Project Management (Option)	Call Factory
MW-NDS-INTEGRATION	MasterWatchTM. Integration with Network Documentation System	Call Factory
Per diem travel	Per diem rate for business related travel/Per Person/per Day	$400.00

OPTICON Products and Prices Offered to ANRITSU

SOFTWARE:
Opticon Network Manager Read-Write Access	ONM-FMS	Each $19,200 (per client computer installatio)
Opticon Network Manager Read-Only Licenses	ONM-FMS-RO	$3,600.00 each

Services

Opticon Data Services	ONM-ES-401	TBD*
1 Year Additional Maintenance	ONM-MAINT-1	15% of system cost
2 Year Additional Maintenance	ONM-MAINT-2	27% of system cost
3 Year Additional Maintenance	ONM-MAINT-3	36% of system cost
Basic Opticon network Manager Training, at customer site	ONM-TRAIN-BC	$1,500.00 plus travel expenses
Advanced OptiCon Network manager Training at Customer Site	ONM-TRAIN-AC		$1,000.00 per day plus travel
Process Analysis Design Services	ONM-ES-402		Per diem rate*
Other
Personal Oracle	ONM-ORP		360.
Standard Oracle Client Licenses (1 to 5 named users)	ONM-ORW-05		1,250.00
Standard Oracle Client Licenses (to every named user over 5)	ONM-ORS		240.00
MapInfo GIS Client License	ONM-MAP		1,125.00
MapInfo StreetInfo Map Data (Standard US territory)	ONM-STR-US		750.00
MapInfo StreetPro Map Data (Non-Standard Data)	ONM-MAP-SPXX-YY		TBD*

General notes on OPTICON products offered to ANRITSU:
. The price of add-on user licenses varies based on the number of users already owned and therefore must be configured on a case by case basis.
. Data services projects require a scope evaluation to determine the price and the time requirements to deliver an accurate, comprehensive database for use within OptiCon Network Manager.
. Any non-standard services. i.e. services such as network walkouts which are not covered under a maintenance agreement or other service offering, will be charged a per diem rate plus expenses for travel and living.
. Pricing for any non-standard street data product will depend on the detail required and the geographical area encompassed.
. For add-on users the nomenclature for the part number designation is ONM-XWYY-MAP.UZZ where YY represents the number of licenses to be added to the existing system configuration ZZ represents the number of current licenses the existing system configuration. For MapInfo StreetPro Map Data the nomenclature for the part number designation is ONM.MAP.SPXX.YY where. XX represents the number of user licenses YY represents the area covered, (e.g. ST for a single state, US for the entire United States)

EXHIBIT D
Terms and Conditions of Sale for Contractual Products

1. The following are the terms and conditions of sale that will apply to the sale of Cont:ractua1 Products by and between ANRITSU and OPTICON; such sates to be made in accordance with the Joint Distribution Agreement between the parties. As used. herein, "Buyer" refers to the party purchasing Contractual Products, while "Supplier" refers to the party selling the Contractual Products. Accordingly, Buyer and Supplier may refer alternatively to ON ANRITSU and OPTICQN, depending on the circumstances.

2. The prices for Contractual Products are set forth in Exhibit A. Prices are exclusive of all taxes. duties and charges imposed by any federal, state or local governmental or taxing authority, excluding, however, all franchise taxes or taxes based upon the income of Supplier. Taxes and charges for which Buyer is responsible shall appear as a separate line item on Supplier's invoice.

3.Supplier :May only issue an invoice after the Contractual Products at issue have been shipped by Supplier. An invoices and packing lists shall reference the associated Purchase Order. Payment will be net thirty (30) days from the date of Supplier's invoice.

4. DELIVERY TERMS: Supplier shall at its sole expense package, label and handle all Con1ractual Products so as to protect them from reasonable Joss or damage during shipment and while in storage. Buyer shall specify the delivery destination in its Purchase Order. Products shall be sold to Buyer F.O.B. origin. Delivery shall be complete upon transfer of possession to common carrier, FOB origin, whereupon title and all risk or loss, damage or destruction to the Products shall pass to Buyer. In the absence of specific instructions by Buyer, the carrier win be selected by Supplier. In no event shall Supplier be liable for any delay in delivery by the camer, nor shall the carrier be deemed an agent of Supplier. Buyer shall bear the expense of transporting the Products to the delivery destination, including any shipping, storage, loading, unloading, freight, insurance or other expense of transportation; provided, however, that Supplier shall prepay all such expenses and reflect the same as a separate line item on the applicable invoice.

5. INDEMNITY: Supplier shall indemnify Buyer for sums which Buyer shall become obligated to pay any third party by reason of Buyer's liability imposed by law for (a) bodily injury, including death, or (b) physical injury to or destruction of tangible property, in either event to the extent directly caused by defects in Contractua1 Products sold by Supplier or Supplier's negligence. However. in the event any claim for which Supplier is responsible is caused by the negligence of both Buyer and Supplier, Supplier shall be responsible for only that portion of the claim equal to the percentage of the total fault for any claims or demands against Buyer for which Supplier is responsible hereunder.

6. LIMITATION OF LIABILITY: Neither Supplier, nor its suppliers, shall be liable, whether in contract, warranty, failure of a remedy to achieve its intended or essential purposes, tort (including negligence), strict liability, indemnity or any other legal theory, for loss of use, revenue or profit, or for the costs of capital or of substitute use or performance, or for indirect, special, liquidated, incidental, or consequential damages, or for any other loss or cost of a similar type, or for claims by Buyer for damages of Buyer's customers. The Supplier's maximum liability under this Agreement shall be the purchase price of the Contractual Product giving rise to a claim. Buyer and Supplier agree that the exclusions and limitations set forth in this section are separate and independent from any other remedies that Buyer may have.

7. FORCE MAJEURE: If Supplier suffers a delay in performance due to any cause beyond Supplier's reasonable control, the time for Supplier's performance shall be extended a period of time equal to the period of delay and its consequences. Supplier will give Buyer written notice within a reasonable time after Supplier becomes aware of such delay.

8. USE OF SUPPLIER'S PRODUCT LITERATURE: Supplier hereby grants to Buyer a non-exclusive, non-transferable license to reproduce, modify and distribute certain Supplier literature and material as provided in Article 2.1(i) of the Joint Distribution Agreement. Buyer hereby assumes all liability for any problems or issues arising out of or related to the reproduction. modification or distribution of the literature and further agrees to indemnify Supplier from and against any claims by third party's based on the reproduction modification or distribution of the literature. Buyer further agrees that the literature will only be used in connection with Supplier's Contractual Products, and shall not be used in connection with products manufactured by other suppliers.

9. PRODUCT LABELING: Supplier sha111abe1 all Conttactua1 Products with Buyer's logo/labels, said labels to be procured by Supplier from sources identified as suitable by Buyer, and for which Buyer shall pay the actual cost as billed by Supplier. Except for the required UL label that bears the manufacturer's name and serial number, Supplier shall not place its own label or logo on the Contractual Products, nor shall it ship with any Contractual Products any other extraneous literature, documents or information of any kind without the prior written approval of Buyer. Supplier undertakes and agrees to use Buyer's product label or logo only on or in connection with Contractual Products manufactured in strict accordance with the agreed upon specifications. Upon the termination or expiration of this Agreement, Supplier agrees to either destroy or return to Buyer at Buyer's direction, any packaging material, labels or logos of the Buyer within the Seller's possession, custody or control.

10. EXPORT: The Contractual Products may be subject to U.S. government export controls and regulations and export may require a validated export license. Buyer agrees to abide by and assist Supplier in complying with any such export controls and regulations.

11. RELA TIONSIDP: The relationship created by the Joint Distribution Agreement is that of independent vendor and vendee, and does not constitute a grant by Supplier of a franchise to Buyer 01.' the creation of any agency or joint venture or partnership relationship between the parties. and no franchise statute. law, regulation or rule shall be deemed or construed to apply to the formation, operation, administration, expiration or termination of the Joint Distribution Agreement.

EXHIBIT B

General notes on OPTICON products offered to ANRITSU:
. The price of add-on user licenses varies based on the number of users already owned and therefore must be configured on a case by case basis.
. Data services projects require a scope evaluation to determine the price and the time requirements to deliver an accurate, comprehensive data set for use within OptiCon Network Manager.
Any non-standard services, i.e. services such as network walkouts which are not covered under a maintenance agreement or other service offering, will be charged a per diem rate plus expenses for travel and living, Pricing for any non-standard street data product will depend on the detail required and the geographical area encompassed.
For add-on users the nomenclature for the part number designation is ONM-XWY¥- MAP-UZZ where )0 YY represents the number of licenses to be added to the existing system configuration » ZZ represents the number of current licenses the existing system configuration. For MapInfo StreetPro Map Data the nomenclature for the part number designation is ONM-MAP-SPXX.YY where. XX represents the number of user licenses. YY represents the area covered, (e.g. ST for a single state, US for the entire United States)

EXHIBIT C
Terms and Conditions of Sale for Contractual Products

1. The following are the terms and conditions of sale that will apply to the sale of Contractual Products by and between ANRITSU and OPTICON; such sales to be made in accordance with the Joint Distribution Agreement between the parties. As used herein, ''Buyer'' terms to the party purchasing Contractual Products, while "Supplier" refers to the party selling the Contractual Products. Accordingly, Buyer and Supplier may refer alternatively to ANRITSU INSTRUMENTS COMPANY and OPTICON, depending on the circumstances.

2. The prices for Contractual Products are set forth in Exhibit A. Prices are exclusive of al11axes, duties and charges imposed by any federal, state or local governmental or taxing authority, exclusive however, all franchise taxes or taxes based upon the income of Supplier. Taxes and charges for which Buyer is responsible shall appear as a separate line item on Supplier's invoice.

5. Supplier may only issue an invoice after the Contractual Products at issue have been shipped by Supplier. All invoices and packing lists shall reference the associated Purchase Order. Payment will be net thirty (30) days from the date of Supplier's invoice.

6. DELIVERY TERMS: Supplier shall at its sole expense package, label and handle all Contractua1 Products so as to protect them from reasonable loss or damage during shipment and while in storage. Buyer shall specify the delivery destination in its Purchase Order. Products shall be sold to Buyer F.O.B. origin. Delivery shall be complete upon transfer of possession to common carrier. FOB origin, whereupon title and all risk of loss, damage or destruction to the Products sba11 pass to Buyer. In the absence of specific instructions by Buyer, the carrier will be selected by Supplier. In no event shall Supplier be liable for any delay in delivery by the carrier, nor shall the carrier be deemed an agent of Supplier. Buyer shall bear the expense of transporting the Products to the delivery destination, including any shipping, storage, loading, unloading, freight, insurance or other expense of transportation; provided, however, that Supplier shall prepay all expenses and reflect the same as a separate line item on the applicable invoice.

7. INDEMNITY: Supplier shall indemnify Buyer for sums which Buyer shall become obligated to pay any third party by reason of Buyer's liability imposed by law for (a) bodily injury, including death, or (b) physical injury to or destruction of tangible property, in either event to the extent directly caused by defects in Contractual Products sold by Supplier or Supplier's negligence. However, in the event any claim for which Supplier is responsible is caused by the negligence of both Buyer and Supplier. Supplier shall be responsible for only that portion of the claim equal to the percentage of the total fault for any claims or demands against Buyer for which Supplier is responsible hereunder.

6. LIMITATION OF LIABILITY: Neither Supplier, nor its suppliers, shall be liable, whether in contract, warranty, failure of a remedy to achieve its intended or essential purposes, tort (including negligence), strict liability, indemnity or any other legal theory, for loss of use, revenue or profit, or for the costs of capital or of substitute use or performance, or for indirect special, liquidated, incidental, or consequential damages, or for any other loss or cost of a similar type, or for claims by Buyer for damages of Buyer's customers. The Supplier's maximum liability under this Agreement shall be the purchase price of the Contractual Product giving rise to a claim. Buyer and Supplier agree that the exclusions and limitations set forth in this section are separate and independent from any other remedies that Buyer may have.

7. FORCE MAJEURE: If Supplier suffers a delay in performance due to any cause beyond Supplier's reasonable control, the time for Supplier's performance shall be extended a period of time equal to the period of delay and its consequences. Supplier will give Buyer written notice within a reasonable time after Supplier becomes aware of such delay.

8. USE OF SUPPLIER'S PRODUCT UTERATURE: Supplier hereby grants to Buyer a non-exclusive, non-transferable license to reproduce, modify and distribute certain Supplier literature and material as provided in Article 2.1 (i) of the Joint Distribution Agreement. Buyer hereby assumes all liability for any problems or issues arising out of or related to the reproduction, modification or distribution of the literature and further agrees to indemnify Supplier from and against any claims by third parties based on the reproduction, modification or distribution of the literature. Buyer further agrees that the literature will only be used in connection with Supplier's Contractual Products, and sba1l not be used in connection with products manufactured by other suppliers.

9. PRODUCT LABEUNG: Supplier shall label all Contractual Products with Buyer's logo/Label said labels to be produced by Supplier from sources identified as suitable by Buyer, and for which Buyer shall pay the actual cost as billed by Supplier. Except for the required UL label that bears the manufacturer's name and serial number, Supplier shall not place its own label or logo OD the Contractual Products, nor shall it ship with any Contractual Products any other extraneous literature, documents or information of any kind without the prior written approval of Buyer. Supplier undertakes and agrees to use Buyer's product label or logo only on or in connection with Contractual Products manufactured in strict accordance with the agreed upon specifications. Upon the termination or expiration of this Agreement, Supplier agrees to either destroy or return to Buyer, at Buyer's direction, any packaging material, labels or logos of the Buyer within the Seller's possession, custody or control.

U. EXPORT: Buyer shall comply with all requirements of the U.S. Export Administration Regulations. Customer shall not export or re-export technical data or goods supplied by Supplier, directly or through others, without a valid license for any Product or destination for which a license is required, or to the proscribed countries or foreign nationals of those countries and/or denied parties listed in Sections 746, 764 and associated or successor sections of the U, S, Export Administration Regulations unless properly authorized by the U. S. Government.

13. RELATIONSHIP: The relationship created by the Joint Distribution Agreement is that of independent vendor and vendee, and does not constitute a grant by Supplier of a franchise to Buyer or the creation of any agency or joint venture or partnership relationship between the parties, and no franchise statute. law, regulation or role shall be deemed or construed to apply to the formation, operation, administration. expiration or termination of the Joint Distribution Agreement.